 Exhibit 10.2

PROMISSORY NOTE

$600,000.00                                                                                                     May 6, 2010

FOR VALUE RECEIVED, the undersigned, Resource Energy, Inc (hereinafter referred to as "Maker"), promises to pay to the order of Recovery Energy, Inc., a Nevada corporation ("Payee"),  at 1515 Wynkoop Street, Denver, Colorado 80202, or at such other place as Payee may from time to time designate in writing, the principal sum of $600,000.00, or so much thereof as may be advanced by Payee and remain unpaid from time to time (the "Indebtedness"), pursuant to the terms of this Promissory Note (the "Note"), together with interest on such part advanced by Payee, at the rate set forth below.

1. Interest.  Except as provided in Section 4, the principal amount of each Advance shall bear interest at the rate of Prime + 1% per annum.  Interest shall be computed on the basis of a 360 day year.

2. Payment.   Principal and interest payments are due quarterly.  Interest payments will commence at the end of the first calendar quarter following the date hereof.  Principal payments shall be paid in equal quarterly installments starting twelve months after the date hereof and continuing over a period of two years with a final maturity date three years from the date hereof.

3. Events of Default.  This Note shall be deemed in default upon the occurrence of one or more of the following events:

(i) Maker's failure to make any payment on this Note when due and payable, whether as scheduled, by acceleration or otherwise;

(ii) The filing by Maker or Guarantors of a voluntary petition in bankruptcy; the commencement of a bankruptcy or insolvency proceeding by a third party against Maker or Guarantors, as applicable (unless stayed or dismissed within 90 days); the filing by Maker or Guarantors of an assignment for the benefit of creditors; or the attachment, execution or judicial seizure, whether by enforcement of money judgment, writ or warrant of attachment or any other process, of all or substantially all of the assets of Maker or Guarantors, as applicable, which is not released within 60 days after such action.

4. Default Rate.  Upon the occurrence of an Event of Default (as hereinafter defined), the Indebtedness shall bear interest thereafter at a rate of 15% per annum.

5. Prepayment.  The whole or any portion of this Note may be prepaid at any time, or from time to time, without penalty or premium.

6. Acceleration.  Upon the occurrence of any event of default, provided the same shall not have been cured within 30 days after written notice thereof to Maker, Payee may, at its option, accelerate the maturity of this Note, in which case the unpaid Indebtedness shall become immediately due and payable without demand or notice.

7. Limitation of Interest.  In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, as amended from time to time, and in the event any such payment is paid by Maker or received by Payee, then such excess sum shall be credited as a payment towards the unpaid Indebtedness, unless Maker shall notify Payee in writing that Maker elects to have such excess sum returned to it forthwith.

8. Extension of Time.  No extension of time for payment of all or any part of the Indebtedness owing hereunder at any time shall affect the liability of Maker, and no such extension shall constitute a waiver of Maker's obligation to make subsequent timely payments, nor shall any such extension be deemed to constitute a consent to any other late payment.

9. Demand Waived.  Demand, presentment for payment, notice of non-payment, notice of protest, and protest of this Note are hereby expressly waived by Maker.

10. Cost of Collection.  If this Note is not paid when due, Maker agrees to pay all costs of collection, including reasonable attorneys' fees for legal services, including services rendered on appeal and services rendered in connection with any bankruptcy proceeding, along with all costs of collection.

11. Governing Law; Jurisdiction.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of Colorado, without giving effect to provisions thereof regarding conflict of laws.  Maker further agrees that the terms of this Note may be enforced in any court or competent jurisdiction in the State of Colorado, and Maker does hereby submit to the jurisdiction of such court regardless of its residence or where this Note or any endorsement thereof may be executed.

12. Non-waiver.  A waiver by Payee or a failure to enforce any covenant or condition of this Note or to declare any default hereunder or thereunder shall not operate as a waiver of any subsequent default or affect the right of Payee to exercise any right or remedy not expressly waived in writing.

13. Notices.  All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (i) upon delivery, if delivered by hand, (ii) one business after the business of deposit for overnight delivery with Federal Express or similar overnight courier, freight prepaid, or (iii) the day of delivery by facsimile transmission with oral confirmation of receipt, if deliverable by facsimile transmission and shall be addressed as set forth below, or at such other address as such party may designate by five days' advance written notice to the other parties hereto.

If to Payee:	Recovery Energy, Inc.
1515 Wynkoop Street
Denver, Colorado 80202
Attention: Jeffrey A. Beunier

with a copy to (which shall not constitute notice):
Brownstein Hyatt Farber Schreck, LLP
410 17th Street, 22nd Floor
Denver, Colorado 80202
Attention: Jeff Knetsch
Fax: 303-223-1111

If to Maker:

Resource Energy, Inc Attn: Mathew Jennings

14. Time is of the Essence.  Time is of the essence of this Note and each and every term and provision hereof.

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IN WITNESS WHEREOF, this Note has been executed by the undersigned as of the date first set forth above.

MAKER

Resource Energy, Inc

/s/ Matthew Jennings
Name: Matthew Jennings
Title: Chairman of the board

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